SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AUXILIO, INC.
(Name of the Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AUXILIO, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2014

_____________________________________________

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders of Auxilio, Inc., a Nevada corporation (the “Company”), will be held on Thursday, May 15, 2014, at 3:00 p.m. Pacific Standard Time at the Company’s principal executive offices, located at 26300 La Alameda, Suite 100, Mission Viejo, California, 92691 for the following purposes, as more fully described in the proxy statement (the “Proxy Statement”) accompanying this notice (the “Notice”):

1.
To elect the following persons to serve on our Board of Directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified: Edward B. Case, Joseph J. Flynn, Michael Joyce, William Leonard, John D. Pace, Max Poll and Michael Vanderhoof;

2.	To approve an amendment to the Company’s Articles of Incorporation to effect a reverse stock split;

3.	To ratify the appointment of Haskell & White LLP to serve as our independent registered public accountants for the fiscal year ending December 31, 2014; and

4.	To transact such other business as may properly come before the Annual Meeting, or any postponement(s) or adjournment(s) thereof.

All stockholders of record at the close of business on March 25, 2014 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

The Company’s Board of Directors (the “Board”) recommends that you vote in favor of the foregoing items of business, which are more fully described in the Proxy Statement accompanying this Notice.

We cordially invite all stockholders to attend the Annual Meeting in person. Whether or not you plan to attend, it is important that your shares are represented and voted at the Annual Meeting. As an alternative to voting in person at the Annual Meeting, you can vote your shares electronically over the Internet or by telephone, or if you receive a proxy card or a form of voting instructions in the mail, by mailing the completed proxy card or form of voting instructions. For detailed information regarding voting instructions, please refer to the section entitled “Voting Securities” beginning on page 2 of the Proxy Statement.

For admission to the Annual Meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of the Company’s common stock (the “Common Stock”) as of the Record Date, such as a brokerage statement, proxy card or voting instruction form reflecting stock ownership.

2

 INTERNET AVAILABILITY OF PROXY MATERIALS

A COMPLETE SET OF PROXY MATERIALS RELATING TO OUR ANNUAL MEETING IS AVAILABLE ON THE INTERNET. THESE MATERIALS, CONSISTING OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT TO STOCKHOLDERS, MAY BE VIEWED AT WWW.COLONIALSTOCK.COM/AUXILIO2014 OR WWW.SEC.GOV. INFORMATION INCLUDED ON THE COLONIAL STOCK WEBSITE OR THE COMPANY’S WEBSITE, OTHER THAN THE MATERIALS RELATED TO THE ANNUAL MEETING, IS NOT PART OF THE PROXY SOLICITING MATERIALS.

By Order of the Board of Directors,

Mission Viejo, California                                                    /s/ Paul T. Anthony
April 4, 2014
Paul T. Anthony

Chief Financial Officer and Secretary

3

PROXY STATEMENT
FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

MAY 15, 2014

SOLICITATION, EXERCISE AND REVOCATION OF PROXIES

The accompanying proxy is solicited by and on behalf of the Board to be voted at the Annual Meeting to be held at the Company’s principal executive offices, located at 26300 La Alameda, Suite 100, Mission Viejo, California on May 15, 2014, at 3:00 pm Pacific Standard Time, and any and all adjournments or postponements thereof. In addition to the original solicitation by mail or through the Internet, certain of the Company’s officers, directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies by telephone or in person. The Company has not specially engaged employees or solicitors for proxy solicitation purposes. All expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Common Stock, will be borne by the Company. You may vote in person at the Annual Meeting, if you wish, even though you have previously mailed in your proxy or voted via telephone or the Internet. This Proxy Statement and the accompanying proxy are being made available to the Company’s stockholders via the Internet on or about April 4, 2014. The proxy solicitation materials will be first sent on or about April 4, 2014, to all stockholders entitled to vote at the Annual Meeting.

Unless otherwise indicated, “Auxilio,” the “Company,” “we,” “us” and “our” shall refer to Auxilio, Inc.

The persons named as proxies, Joseph J. Flynn and Paul T. Anthony, were designated by the Board. All properly executed proxies will be voted (except to the extent that authority has been withheld), and where a choice has been specified by the stockholder as provided in the proxy it will be voted in accordance with the specifications so made. Proxies submitted without specification will be voted FOR the election of each of the seven nominees to our Board listed in the Proxy Statement, FOR the amendment to the Company’s articles of incorporation to effect the reverse stock split, and FOR the ratification of Haskell & White LLP to serve as our independent registered public accountants for the year ending December 31, 2014.

Any stockholder may revoke a proxy at any time before it is voted at the meeting by a proxy bearing a later date. A proxy may also be revoked by any stockholder by delivering a written notice of revocation to the Secretary of the Company at 26300 La Alameda, Suite 100, Mission Viejo, California 92691, Attn: Corporate Secretary, or by voting in person at the Annual Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose

At the Annual Meeting, stockholders will be asked to elect seven directors, to approve an amendment to the Company’s articles of incorporation to effect a reverse stock split, to ratify the appointment of Haskell & White LLP to serve as our independent registered public accountants for the year ending December 31, 2014, and to transact such other business as may properly come before the Annual Meeting. The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the preceding Notice and are described in more detail in this Proxy Statement.

Voting Securities

If, as of the Record Date, you are a registered holder (meaning that your shares of Common Stock are registered in our records as being held in your name), then you may vote on matters presented at the Annual Meeting in the following ways:

•	by proxy: you may complete the proxy card and mail it to the Company;

•	by Internet or telephone in accordance with the instructions in the proxy card; or

•	in person: you may attend the Annual Meeting and cast your vote there.

If, as of the Record Date, you are a beneficial owner whose shares of Common Stock are held in “street-name” by a bank, broker or other record holder, please refer to your voting instructions card and other materials forwarded by the record holder for information on how to instruct the record holder to vote on your behalf.

If you are a registered holder and vote by proxy, the individuals named on the enclosed proxy card will vote your shares of Common Stock in the way that you indicate. When completing the proxy card, you may specify whether your shares of Common Stock should be voted for or against or to abstain from voting on all, some or none of the matters presented at the Annual Meeting.

If you do not indicate how your shares of Common Stock should be voted on a matter, the shares of Company Common Stock represented by your properly submitted proxy will be voted as the Board recommends. If you choose to vote by mailing a proxy card, your proxy card must be filed with the Corporate Secretary prior to or at the commencement of the Annual Meeting.

Registered holders who vote by sending in a signed proxy will not be prevented from attending the Annual Meeting and voting in person. You have the right to revoke a proxy at any time before it is exercised by (a) executing and returning a later dated proxy, (b) giving written notice of revocation to the Company’s Corporate Secretary at 26300 La Alameda, Suite 100, Mission Viejo, California 92691 or (c) attending the Annual Meeting and voting in person.  In order to attend the Annual Meeting and vote in person, a beneficial holder whose shares are held in “street name” by a bank, broker or other record holder must follow the instructions provided by the record holder for voting in person at the Annual Meeting. The beneficial holder also must obtain from the record holder and present at the Annual Meeting a written proxy allowing the beneficial holder to vote the shares of Common Stock in person.

IT IS IMPORTANT THAT PROXIES BE SUBMITTED PROMPTLY. THEREFORE, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD, OR SUBMIT THEIR VOTE VIA TELEPHONE OR THE INTERNET, AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.

If you receive more than one proxy card because your shares are registered in different names or at different addresses, please provide voting instructions for all proxy cards you receive so that all of your shares of Common Stock will be represented at the Annual Meeting. The Company is delivering multiple Proxy Statements and Annual Reports to multiple stockholders who have requested physical delivery of the Proxy Statement and related materials and who are sharing an address unless it receives contrary instructions from one or more of the stockholders. If you are a stockholder residing at a shared address and would like to request an additional copy of the Proxy Statement or Annual Report now or with respect to future mailings (or to request to receive only one copy of the Proxy Statement or Annual Report if you are currently receiving multiple copies), please send your request to the Company, Attn: Corporate Secretary at the address noted above or call us at 949-614-0700.

Record Date, Quorum and Voting Requirements

Record Date

To be able to vote, you must have been a stockholder as of March 25, 2014 (the “Record Date”). As of the Record Date, 20,743,966 shares of Common Stock, par value $0.001 (“Common Stock”) were issued and outstanding. Each share of Common Stock is entitled to one (1) vote.

Quorum

For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of the Company’s Common Stock entitled to vote and representing at least a majority of the Company’s outstanding voting power will constitute a quorum for the transaction of business. Accordingly, holders of at least 10,371,984 shares of the Company’s Common Stock must be present in person or by proxy at the Annual Meeting. Abstentions and “broker non-votes” will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Required Vote

For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Annual Meeting in person or by proxy and who vote for or against, abstain or withhold their vote from a matter, including broker non-votes, are considered stockholders who are present and entitled to vote and count toward the quorum. As used herein, “broker non-vote” means the votes that are not cast on the matter in question by a broker with respect to shares of Common Stock because (i) the broker has not received voting instructions from the beneficial owner on such matter and (ii) such broker lacks discretionary voting authority to vote the shares of Common Stock on such matter.  Brokers holding shares of record for beneficial owners generally are entitled to exercise their discretion to vote on Proposal 3 included in this Proxy Statement unless they receive other instructions from the beneficial owners. The effect of proxies marked “withheld” as to any director nominee or “abstain” as to a particular proposal and broker non-votes is discussed under each respective proposal below.

Proposal One, Election of Directors. Our directors will be elected by a plurality of votes cast at the Annual Meeting.  This means that the seven nominees for director who receive the most votes will be elected.  Only votes “for” or “against” affect the outcome. Abstentions are not counted for the purposes of election of directors. Should any nominee(s) become unavailable to serve before the Annual Meeting, the proxies will be voted by the proxy holders for such other person(s) as may be designated by our Board or for such lesser number of nominees as may be prescribed by the Board. Votes cast for the election of any nominee who has become unavailable will be disregarded.

Proposal Two, Amendment to Auxilio’s Articles of Incorporation to Effect a Reverse Stock Split.  The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “Abstain” box has been selected on the proxy card, is required for the approval of an amendment to Auxilio’s articles of incorporation to effect a reverse stock split of our Common Stock at a ratio of not less than one-for-one-and-one-half (1:1.5) and not more than one-for-three (1:3).

  Proposal Three, Ratification of Haskell & White LLP as our Independent Registered Public Accountants. Ratification of Haskell & White requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

Other Matters. For each other matter brought before the stockholders at the Annual Meeting for a vote, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for approval. If you are present at the Annual Meeting but do not vote on any of these proposals, or if you have given a proxy and abstain on any of these proposals, this will have the same effect as if you voted against the proposal. If there are broker non-votes on the issue, the shares of Common Stock not voted will have no effect on the outcome of the proposal.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, located at 26300 La Alameda, Suite 100, Mission Viejo, California, 92691, Attn: Corporate Secretary, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Stockholder Proposals for 2015 Annual Meeting of Stockholders

Any stockholder desiring to submit a proposal for action at the 2015 annual meeting of stockholders and presentation in the Company’s proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company’s offices, 26300 La Alameda, Suite 100, Mission Viejo, California, 92691, no later than December 7, 2014 in order to be considered for inclusion in the Company’s proxy statement relating to the 2014 annual meeting of stockholders. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

Additionally, under Rule 14a-4, as promulgated under the Exchange Act, if a stockholder fails to notify the Company of a proposal at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. With respect to the Company’s 2015 annual meeting of stockholders, a stockholder proposal not previously submitted for the Company’s proxy statement may be submitted until February 20, 2015; thereafter, the Company will use its voting authority as described above.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors are elected at each annual stockholder’s meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the seven (7) nominees named below. All seven nominees are currently directors of the Company.

It is intended that shares represented by the proxies will be voted FOR the election to the Board of the persons named below unless authority to vote for nominees has been withheld in the proxy. Broker non-votes and proxies marked “withheld” as to one or more of the nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. Although each of the persons named below has consented to serve as a director if elected and the Board has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Name	Age	Position with the Company
Edward B. Case	62	Director, Chairman of the Audit Committee
Joseph J. Flynn	48	Director, Chief Executive Officer, President
Michael Joyce	71	Director, Member of the Audit Committee
William Leonard	66	Director, Chairman of the Compensation Committee
John D. Pace	60	Director, Chairman of the Board and Member of the Compensation Committee
Max Poll	67	Director, Member of the Audit Committee
Michael Vanderhoof	54	Director, Member of the Compensation Committee

Edward B. Case, 62. Mr. Case has over 30 years’ experience leading healthcare, academic and community organizations. Since January 2006, he has served as the Executive Vice President and Chief Financial Officer for The Rehabilitation Institute of Chicago (“RIC”) where he provides leadership and oversight for all aspects of the Institute. From December 2003 to December 2005, Mr. Case was the President and Owner of Healthcare Resource Associates, a leading provider of business process outsourcing services focused on cash flow improvements for hospitals and physicians. Mr. Case has also served as Chief Executive Officer and President of Presbyterian Healthcare, as well as Chief Executive Officer and Chief Financial Officer of BJC Health Systems, and Chief Financial Officer at St. John’s Mercy Medical Center. Mr. Case has served as a member of our Board since January 2006. In 2013 Mr. Case was named CFO of the Year in the Large Not for Profit category by the Financial Executives International - Chicago Chapter.

Mr. Case’s extensive healthcare industry financial leadership background provides the Board substantial financial and accounting expertise. Having served as the Chief Executive Officer and Chief Financial Officer of healthcare enterprises, Mr. Case brings to our Board strong accounting and financial oversight required for our financial reporting and enterprise and operational risk management.  Based on his experience and background, the Board has concluded that Mr. Case is qualified to serve as a director of the Company.

Joseph J. Flynn, 48. Mr. Flynn has been a member of the Company’s Board since 2003 and has served as the Company’s President and Chief Executive Officer since September 2009. This is his second term of service as the Chief Executive Officer and President of the Company, having previously served in this capacity from 2004 to 2006. As our Chief Executive Officer, Mr. Flynn is responsible for executive management and leadership, strategic direction and stockholder relations. Mr. Flynn has over 20 years of experience in leading large international service operations in business media, software, and technology firms. During his hiatus from the Company, Mr. Flynn was the Vice President of the Sport Group for the Nielsen Company.

Mr. Flynn’s experience in service-based organizations together with his historical perspective of the Company has given him extensive knowledge of the business model and brings leadership and unique perspective to our Board.  Based on his experience and background, the Board has concluded that Mr. Flynn is qualified to serve as a director of the Company.

Michael Joyce, 71. Mr. Joyce has more than 30 years of experience in automotive and automotive-related industries. Prior to his retirement in 1998, Mr. Joyce was President, Chief Executive Officer, and a principal owner of Pacific Baja Light Metals, Inc., a manufacturer of aluminum wheels and other machined aluminum castings of the automotive industry. Pacific Baja has manufacturing facilities in the United States and Mexico. From 1971 to 1983, Mr. Joyce held various management positions with Rockwell International, the last as Vice President and General Manager of its Western Wheel Division, a manufacturer of aluminum wheels. Currently at Superior Industries Inc. in Van Nuys, California, Mr. Joyce serves on the Compensation/Benefits Committee of the Board of Directors. Mr. Joyce holds a degree in Physics from Kent State University and an MBA from Ohio State University. Mr. Joyce has served as a member of our Board since June 2007.

Mr. Joyce brings corporate governance expertise to the Board garnered through his leadership positions and board service with other entities. His experience and qualifications provide sound governance leadership to our Board.  Based on his experience and background, the Board has concluded that Mr. Joyce is qualified to serve as a director of the Company.

William Leonard, 66. Mr. Leonard has over 30 years of experience in business leadership roles. He joined Aramark Corporation in 1982 and held several positions of increasing responsibility including President and Chief Executive Officer before he retired in 2004. From 1971 to 1982 he was employed by Hertz Penske Truck leasing. Currently he serves as Chairman/Partner for both Prestige Office Coffee Service and All Around Lighting. From 2005 to 2012 he served as Chairman/Partner of Palace Laundry. From 2002 to 2007 he was a Board Member for Pep Boys, Manny, Moe and Jack where he also served as Chairman and Interim CEO. Mr. Leonard holds a Bachelor’s Degree in Business Administration from New York University.

Mr. Leonard’s career experience in leading Fortune 500 companies, including those that provided outsource services to healthcare, will bring to our Board insight and knowledge in the industry and the Company’s operations. Based on his experience and background, the Board has concluded that Mr. Leonard is qualified to serve as a director of the Company.

John D. Pace, 60. Mr. Pace is the Non-executive Chairman of the Board and Chief Strategy Officer. He spent 25 years with ServiceMaster Management Services which provided outsourced services to healthcare. Mr. Pace served there in a variety of senior leadership roles, the last as Executive Vice President for the West. Mr. Pace retired from ServiceMaster in March 2002. He is a Foundation Board Emeritus member of Mission Hospital. Mr. Pace has served as a member of our Board since 2004 and is a member of our Compensation Committee.

Mr. Pace’s career experience in leading a division of a successful Fortune 500 company that provided outsource services to healthcare, brings to our Board insight and knowledge in the industry and the Company’s operations. His background is an asset in strategic planning to the Company. Based on his experience and background, the Board has concluded that Mr. Pace is qualified to serve as a director of the Company.

Max Poll, 67. Mr. Poll most recently served as President and Chief Executive Officer of Scottsdale Healthcare, where he retired in October 2005. He has been in health care administration for over 30 years and has held the positions of President & Chief Executive Officer of Barnes Hospital in St. Louis, Missouri, the primary teaching affiliate of Washington University School of Medicine; Administrator & Chief Executive Officer of Boone Hospital Center, Columbia, Missouri; and Assistant Director of St. Luke’s Hospital, Kansas City, Missouri. Mr. Poll received his Bachelors of Business Administration from Western Michigan University, and his Masters of Hospital Administration from the University of Minnesota. His activities have included board, committee membership, and officer positions on metropolitan, state and national health organizations, including the American Hospital Association, Association of American Medical Colleges, and Voluntary Hospitals of America, Inc. Mr. Poll is a Fellow in the American College of Healthcare Executives. He is a founder, director and Chairman of Goldwater Bank in Scottsdale, Arizona. Mr. Poll has served as a member of our Board since 2005.

Mr. Poll’s career as a leader of various healthcare organizations provides our Board invaluable and substantial operational expertise.  Based on his experience and background, the Board has concluded that Mr. Poll is qualified to serve as a director of the Company.

Michael Vanderhoof, 54. Mr. Vanderhoof is Chairman of Cambria Asset Management LLC and a principal in Cambria Investment Fund LP. Cambria Asset Management is the holding company for Cambria Capital LLC, a FINRA registered broker dealer with offices in Los Angeles, San Francisco and Salt Lake City. Cambria Investment Fund LP provides bridge loans and equity financing to early-stage developing companies. From 2001 to present, Mr. Vanderhoof has served as a director and member of our Compensation Committee.  From 2005 to 2010, Mr. Vanderhoof was a director and member of the Compensation Committee of Bionovo, Inc. From 2012 to 2013, Mr. Vanderhoof was a director and member of the Compensation Committee of Summer Energy Holdings, Inc. (OTCBB: SUME).   Mr. Vanderhoof has over twenty five years of experience in the capital markets. From 1998 to present, he has advised various private and public companies on capital formation, mergers and acquisitions and financing.   From 1993 to 1997, Mr. Vanderhoof was a trader on a trading desk that made markets in over 200 OTC companies. His career began in 1985 as an Account Executive for a FINRA broker-dealer firm in Salt Lake City, Utah.

Mr. Vanderhoof’s background in entrepreneurial investment brings to our Board strategic planning and risk management skills that are important to the implementation of our growth strategies and oversight of the Company and operational risk management.  Based on his experience and background, the Board has concluded that Mr. Vanderhoof is qualified to serve as a director of the Company.

Board Meeting and Attendance

During fiscal year 2013, our Board held thirteen meetings in person or by telephone. Members of our Board were provided with information between Board meetings regarding the Company’s operations and were consulted on an informal basis with respect to pending business. Each director attended at least 85% of the total number of Board meetings and the meetings held by all committees of our Board on which such director served during the year.

Director Independence

The Board has affirmatively determined that the following nominees for election to the Board meet the definition of “independent” set forth in the NASDAQ corporate governance listing standards:  Edward B. Case, Michael Joyce, Max Poll, and William Leonard.

Board Leadership Structure

We have chosen to split the roles of Chairman of the Board and Chief Executive Officer. Mr. Flynn serves as Chief Executive Officer while Mr. Pace is currently the non-executive Chairman of the Board. Although Mr. Pace is not independent, the Board has ensured that a majority of its members are independent. The Board believes that this structure is appropriate for the Company and provides the appropriate level of independent oversight necessary to ensure that the Board meets its fiduciary obligations to our stockholders, that the interests of management and our stockholders are properly aligned, and that we establish and follow sound business practices and strategies that are in the best interests of our stockholders.

Board’s Role in Risk Management

The Board provides oversight with respect to our management of risk, both as a whole and through its standing committees. The Board typically reviews and discusses with management at each of its regular quarterly meetings, information presented by management relating to our operational results and outlook, including information regarding risks related to our business and operations, as well as risks associated with the markets we serve. At least annually, the Board reviews and discusses an overall risk assessment conducted by management and the strategies and actions developed and implemented by management to monitor, control and mitigate such risks.

The Audit Committee of our Board also provides risk oversight, focusing in particular on financial and credit risk. The Audit Committee oversees the management of such risks, generally as part of its responsibilities related to the review of our financial results and our internal control over financial reporting, and specifically in connection with its consideration of particular actions being contemplated by us, such as financing activities. The Compensation Committee has responsibility for overseeing the management of risk related to our compensation policies and practices. The Compensation Committee considers risks associated with our business in developing compensation policies and the components of our executive compensation program, and periodically reviews and discusses assessments conducted by management with respect to risk that may arise from our compensation policies and practices for all employees.

Committees of the Board

Compensation Committee

The Compensation Committee is presently composed of William Leonard, who serves as chairperson of the committee, John D. Pace and Michael Vanderhoof. Neither Mr. Vanderhoof nor Mr. Pace meet the definition of “independent” set forth in the NASDAQ corporate governance listing standards. Pursuant to the authority delegated to it by the Board, the Compensation Committee reviews the performance of our executive officers and establishes overall employee compensation policies. The Compensation Committee also reviews and recommends compensation levels for our directors and our corporate officers, including salary, bonus, and stock option grants. The compensation levels recommended by the Compensation Committee are ratified by the Board. The Compensation Committee may not delegate its responsibilities, and our executive officers are not involved in determining or recommending the amount or form of executive and director compensation. The Compensation Committee met once during the fiscal year ended December 31, 2013. The Compensation Committee does not currently have a written charter. The Compensation Committee did not engage a compensation consultant to assist in determining the amount or form of executive and director compensation paid during the year ended December 31, 2013.

Audit Committee

The Audit Committee is presently composed of Edward B. Case, who serves as chairperson, Max Poll and Michael Joyce, all of whom meet the definition of “independent” set forth in the NASDAQ corporate governance listing standards. The Board has also determined that Edward B. Case is an “audit committee financial expert,” as defined by the SEC rules. The functions of the Audit Committee include, among other things, reviewing our annual and quarterly financial statements, reviewing and discussing the results of each audit and quarterly review with our independent registered public accountants, and discussing the adequacy of our accounting and control systems. The Audit Committee met five times during the fiscal year ended December 31, 2013. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on our Company website at www.auxilioinc.com under “Corporate Governance.”

Nomination of Directors

We currently do not have a standing nominating committee, and the Board performs the functions of a nominating committee. We do not believe that we need a separate nominating committee at this time because members of our Board have the time and resources to perform the function of recommending nominees to the Board.

Nominees for the Board are selected and approved by a majority of the Board. In identifying potential nominees, the Board takes into account such factors as it deems appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management, director independence, and the need for specialized expertise. The members of the Board identify director nominees through a combination of referrals, including referrals provided by management, existing members of the Board and our stockholders, and direct solicitations, where warranted. Referrals of director nominees should be sent to the Board, c/o Chief Financial Officer, Auxilio, Inc., 26300 La Alameda, Suite 100, Mission Viejo, California 92691. All referrals will be compiled by the Chief Financial Officer and forwarded to the Board for their review and consideration. At a minimum, a recommendation should include the individual’s name, current and past business experience, professional affiliations, age, stock ownership in the Company, particular banking or business qualifications, and such other information as the stockholder deems relevant to assist the Board in considering the individual’s potential service as a director.

Communications with the Board

Stockholders may communicate with the Board or any individual director by sending written communications addressed to the Board, or to the individual member of the Board, c/o Chief Financial Officer, Auxilio, Inc., 26300 La Alameda, Suite 100, Mission Viejo, California 92691. All communications are compiled by the Chief Financial Officer and forwarded to the Board or the individual director(s) accordingly.

Code of Ethics

We have adopted a “code of ethics” as defined in Item 406(b) of the SEC’s Regulation S-K that applies to all our employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of our Code of Ethics is attached as Exhibit 14.1 to our Form 10-K for the year ended December 31, 2003, filed with the SEC on April 14, 2004, and is available upon written request to the Company’s Secretary at 26300 La Alameda, Suite 100, Mission Viejo, California 92691, Attn: Corporate Secretary.

Director Attendance at Annual Meetings

Directors are encouraged to attend annual meetings of stockholders. One member attended the Company’s 2013 annual meeting of stockholders.

EXECUTIVE OFFICERS

Our current executive officers are as follows:

Name	Age	Position
Joseph J. Flynn	48	Chief Executive Officer and President
Paul T. Anthony	43	Chief Financial Officer, Secretary and Treasurer
Simon Vermooten	53	Executive Vice President – Solutions

All officers serve at the discretion of the Board.

For additional information with respect to Mr. Flynn, who also serves as a member of our Board, please refer to his profile set forth above under the section titled “ELECTION OF DIRECTORS.”

Paul T. Anthony. Paul T. Anthony was hired as our Chief Financial Officer on January 3, 2005. Mr. Anthony also serves as our Secretary and Treasurer.  Prior to joining the Company, Mr. Anthony served as Vice President, Finance and Corporate Controller with Callipso, a provider of voice-over IP based network services. During his tenure at Callipso, Mr. Anthony was responsible for all of the financial operations including accounting, finance, investor relations, treasury, and risk management. Before joining Callipso, Mr. Anthony was the Controller for IBM-Access360, a provider of enterprise software. Mr. Anthony joined Access360 from Nexgenix, Inc. where he served as Corporate Controller. Prior to this, Mr. Anthony held numerous positions in Accounting and Finance at FileNET Corporation, a provider of enterprise content management software applications. Mr. Anthony started his career at KPMG Peat Marwick LLP in Orange County in the Information, Communications & Entertainment practice. He is a certified public accountant and holds a Bachelor of Science in Accounting from Northern Illinois University.

Simon Vermooten. Simon Vermooten joined the Company in 2007. He currently serves as our Executive Vice President – Solutions. Mr. Vermooten has over 25 years of experience in key positions with a number of global copy/print manufacturers and service companies, including Lexmark International and IKON, where his professional responsibilities included developing business and print strategy solutions for clients such as Boeing, Bank of America, Kaiser Permanente, the US Navy and the US Department of Veterans Affairs. Simon graduated from the University of Surrey in England, earning a BSc in Business and Hotel Management and a BA in Marketing. He also holds an MBA in Global Management and is a certified Six Sigma Process Professional.

Family Relationships

There are no family relationships among any of our directors and executive officers.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table discloses the compensation received in each of the last two fiscal years by (i) our Chief Executive Officer of the Company and (ii) the two most highly compensated executive officers or individuals in addition to the Chief Executive Officer.

Name and Principal Position	Year	Salary ($)	Bonuses and Commissions ($)(1)	Stock Awards ($)	Option / Warrant Awards ($)(2)	All Other Compensation ($)	Total ($)
Joseph J. Flynn (3)	2013	$269,087	$127,324	-	$110,651	-	$507,062
Chief Executive Officer and President	2012	$269,087	$110,000	-	$39,809	-	$418,896

Paul T. Anthony (4)	2013	$219,037	$93,280	-	$52,529	$3,305	$368,151
Chief Financial Officer, Secretary and Treasurer	2012	$219,037	$70,000	-	$19,904	$6,611	$315,552

Scott G. Mumby (5)	2013	$210,000	$50,850	-	$91,926	-	$352,776
Executive Vice President - Operations	2012	$206,250	$82,463	-	$27,108	-	$315,821

(1)	Bonuses and Commissions include amounts earned by the individual and accrued by the Company in the year listed but paid to the individual in the subsequent year.

(2)
A discussion of the methods used in calculation of these values may be found in Note 7 to the consolidated financial statements which is in Part 2, Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. These values reflect the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended December 31, 2013, computed in accordance with ASC Topic 718, excluding the forfeiture assumption.

(3)	On August 31, 2009, Mr. Flynn rejoined the Company as our Chief Executive Officer and President.

(4)	Mr. Anthony joined the Company in 2005 and currently serves as Chief Financial Officer, Secretary and Treasurer.

(5)	Mr. Mumby joined the Company in 2010 and served as our Executive Vice President – Operations in 2013.

Narrative to Summary Compensation Table

Joseph J. Flynn

Joseph J. Flynn has served as our President and Chief Executive Officer (“CEO”) since 2009.  From January 1, 2012, through December 31, 2013, Mr. Flynn and the Company were parties to a written employment agreement (the “Flynn Agreement”).  The Compensation Committee set Mr. Flynn’s base annual salary at $269,087 for the term of the Flynn Agreement.  During the duration of the Flynn Agreement, Mr. Flynn received the customary employee benefits available to our employees.  For the fiscal year ended December 31, 2012, Mr. Flynn earned a $110,000 performance bonus and was granted an option to purchase 100,000 shares of Common Stock.  For the fiscal year ended December 31, 2013, Mr. Flynn earned a $127,324 performance bonus and was granted an option to purchase 83,333 shares of Common Stock.  The options granted to Mr. Flynn had an exercise price equal to the market price of our Common Stock on the date of grant.  In addition, on January 16, 2013, Mr. Flynn was granted a warrant to purchase up to 450,000 shares of Common Stock.  The warrant granted to Mr. Flynn has a term of ten (10) years from the date of grant and vests in increments based upon the Company achieving certain earnings targets.   The earnings target was achieved for 2013 and as such the warrant vested with respect to the purchase of 150,000 shares of Common Stock.

Effective January 1, 2014, we entered into a new employment agreement with Mr. Flynn (the “2014 Flynn Agreement”). The 2014 Flynn Agreement provides that Mr. Flynn will continue his employment as our President and CEO. The 2014 Flynn Agreement has a term of two years, provides for an annual base salary of $275,000, and will automatically renew for subsequent twelve (12) month terms unless either party provides advance written notice to the other that such party does not wish to renew the agreement for a subsequent twelve (12) months.  Mr. Flynn receives the customary employee benefits available to our employees. Mr. Flynn is also eligible to receive a bonus of up to $150,000 per year, the achievement of which is based on Company performance metrics. We may terminate Mr. Flynn’s employment under the 2014 Flynn Agreement without cause at any time on thirty (30) days advance written notice, at which time Mr. Flynn would receive severance pay for twelve months, and all options and warrants granted to date would vest fully.  Further, the 2014 Flynn Agreement revised the vesting schedule of warrants granted to Mr. Flynn in January 2013. The revision spreads the vesting date of the remaining 300,000 unvested shares from 150,000 on January 1, 2015, and 150,000 on January 1, 2016, to 100,000 on January 1, 2015, 100,000 on January 1, 2016 and 100,000 on January 1, 2017. These warrants will vest contingent on achievement of certain financial performance metrics of the Company in calendar years 2014, 2015 and 2016.

Paul T. Anthony

Paul T. Anthony has served as our Chief Financial Officer (“CFO”) since 2004.  From January 1, 2012 through December 31, 2013, Mr. Anthony and the Company were parties to a written employment agreement (the “Anthony Agreement”).  The Compensation Committee set Mr. Anthony’s base annual salary at $219,037 for the term of the Anthony Agreement.  During the duration of the Anthony Agreement, Mr. Anthony received the customary employee benefits available to our employees.  For the fiscal year ended December 31, 2012, Mr. Anthony earned a $70,000 performance bonus and was granted an option to purchase 50,000 shares of Common Stock.  The options granted to Mr. Anthony had an exercise price equal to the market price of our Common Stock on the date of grant.  For the fiscal year ended December 31, 2013, Mr. Anthony earned a $93,280 performance bonus.  In addition, on January 16, 2013, Mr. Anthony was granted a warrant to purchase up to 300,000 shares of Common Stock.  The warrant granted to Mr. Anthony has a term of ten (10) years from the date of grant and vests in increments based upon the Company achieving certain earnings targets.   The earnings target was achieved for 2013 and as such the warrant vested with respect to the purchase of 100,000 shares of Common Stock.

Effective January 1, 2014, we entered into a new employment agreement with Mr. Anthony, (the “2014 Anthony Agreement”). The 2014 Anthony Agreement provides that Mr. Anthony will continue to serve as our Executive Vice President (“EVP”) and CFO. The 2014 Anthony Agreement has a term of two years, and provides for an annual base salary of $225,000. The 2014 Anthony Agreement will automatically renew for subsequent twelve (12) month terms unless either party provides advance written notice to the other that such party does not wish to renew the agreement for a subsequent twelve (12) months.  Mr. Anthony receives the customary employee benefits available to our employees. Mr. Anthony is also eligible to receive a bonus of up to $108,000 per year, the achievement of which is based on Company performance metrics. We may terminate Mr. Anthony’s employment under the 2014 Anthony Agreement without cause at any time on thirty (30) days advance written notice, at which time Mr. Anthony would receive severance pay for twelve months and all options and warrants granted to date would vest fully. Further, the 2014 Anthony Agreement revised the vesting schedule of warrants granted to Mr. Anthony in January 2013. The revision spreads the vesting date of the remaining 200,000 unvested shares from 100,000 on January 1, 2015, and 100,000 on January 1, 2016, to 66,667 on January 1, 2015, 66,667 on January 1, 2016, and 66,666 on January 1, 2017. These warrants will vest contingent upon the achievement of certain financial performance metrics of the Company in calendar years 2014, 2015 and 2016.

Scott Mumby

Effective May 17, 2012, the Company entered into an employment agreement with Scott Mumby (the “Mumby Agreement”). The Mumby Agreement provides that Mr. Mumby will continue his employment as our as Executive Vice President of Operations. The Mumby Agreement has a term of two years, provides for an annual base salary of $210,000, and automatically renews for subsequent twelve (12) month terms unless either party provides advance written notice to the other that such party does not wish to renew the agreement for a subsequent twelve (12) months.  Mr. Mumby receives the customary employee benefits available to our employees. Mr. Mumby is also entitled to receive a bonus of up to $65,000 per year, the achievement of which is based on performance metrics determined by the CEO.  Under the Mumby Agreement, Mr. Mumby also received an option grant of 50,000 shares of Company stock with the strike price and grant date as of May 8, 2012.  We may terminate Mr. Mumby’s employment under the Mumby Agreement without cause at any time on thirty (30) days advance written notice.   We may also terminate Mr. Mumby’s employment without cause following a change of control.  In the event of such a termination of Mr. Mumby without cause, Mr. Mumby would be entitled to receive severance pay for three (3) months and be fully vested in all options and warrants granted to date, provided that Mr. Mumby complies with other aspects of the Mumby Agreement. In addition, on January 16, 2013, Mr. Mumby was granted a warrant to purchase up to 375,000 shares of Common Stock.  The warrant granted to Mr. Mumby has a term of ten (10) years from the date of grant and vests in increments based upon the Company achieving certain earnings targets.   The warrant vested with regard to 75,000 on the date of grant.  The earnings target was achieved for 2013 and as such the warrant vested with respect to the purchase of 100,000 shares of Common Stock.

Effective March 5, 2014 Mr. Mumby left the Company and the Mumby Agreement terminated.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END (1)

		Option and Warrant Awards
Name	Type of Instrument	Number of Securities Underlying Unexercised Options and Warrants Exercisable (#)	Number of Securities Underlying Unexercised Options and Warrants Unexercisable (#)(2)	Number of Securities Underlying Unexercised Options and Warrants	Equity Incentive Plan Awards	Exercise Price ($)	Expiration Date
Joseph J. Flynn	Stock Option	83,333	-	-	-	$0.90	5/28/2014
	Stock Option	100,000	-	-	-	$1.40	2/2/2016
	Stock Option	7,500	-	-	-	$0.71	7/1/2017
	Stock Option	5,000	-	-	-	$1.25	11/8/2017
	Stock Option	5,000	-	-	-	$1.70	4/2/2018
	Stock Option	2,500	-	-	-	$1.83	5/8/2018
	Stock Option	2,500	-	-	-	$1.80	8/7/2018
	Stock Option	2,500	-	-	-	$2.15	9/2/2018
	Stock Option	2,500	-	-	-	$0.78	11/6/2018
	Stock Option	2,500	-	-	-	$0.55	2/5/2019
	Stock Option	2,500	-	-	-	$0.55	3/19/2019
	Stock Option	2,500	-	-	-	$1.01	5/7/2019
	Stock Option	252,500	-	-	-	$0.60	8/5/2019
	Stock Option	2,500	-	-	-	$0.80	11/5/2019
	Stock Option	50,000	-	-	-	$1.01	12/31/2020
	Stock Option	66,667	33,333	-	-	$0.76	1/3/2022
	Stock Option	55,555	27,778			$0.94	5/16/2023
	Warrant (3)	300,000	-	-	-	$0.94	3/31/2016
	Warrant (4)	300,000	150,000	-	-	$1.01	12/30/2023

Paul T. Anthony	Stock Option	75,000	-	-	-	$1.40	2/2/2016
	Stock Option	120,000	-	-	-	$0.47	1/9/2017
	Stock Option	150,000	-	-	-	$1.25	11/8/2017
	Stock Option	250,000	-	-	-	$0.80	11/5/2019
	Stock Option	150,000	-	-	-	$1.05	11/4/2020
	Stock Option	50,000	-	-	-	$1.01	12/31/2020
	Stock Option	33,333	16,667	-	-	$0.76	1/3/2022
	Warrant (4)	200,000	100,000	-	-	$1.01	12/30/2023

Scott G. Mumby	Stock Option	200,000	-	-	-	$1.10	5/17/2020
	Stock Option	13,333	6,667	-	-	$0.99	9/6/2021
	Stock Option	33,333	16,667	-	-	$1.20	5/8/2022
	Warrant (5)	10,000	-	-	-	$1.50	7/29/2016
	Warrant (4)	175,000	200,000	-	-	$1.01	12/30/2023

(1)
Options and warrants shown in this table were granted between 2003 and 2013. There have been no stock awards granted to any Named Executive Officer. As such, these columns are omitted from this Table of Outstanding Equity Awards.

(2)	All options vest in cumulative annual installments of one-third of the shares commencing one year from the date of grant.

(3)	This warrant vests in cumulative annual installments of one-third of the shares commencing one year from the date of grant.

(4)	These warrants were granted on January 16, 2013, and vest according to financial performance measures as further described in the narratives to the summary compensation table.

(5)
This warrant was granted as part of a convertible notes payable offering in July 2011. Further details regarding this transaction may be found in Note 4 to the consolidated financial statements which is in Part 2, Item 7 of our 2013 Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2013, with respect to the Company’s equity compensation plans under which equity securities of the Company are authorized for issuance.

Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuances Under Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1):	5,256,349	$1.03	545,711
Equity compensation plans not approved by security holders (2):	2,983,565	-	-
Total	8,239,914		545,711

(1)
These plans consist of the 2000 Stock Option Plan, 2001 Stock Option Plan, the 2003 Stock Option Plan, the 2004 Stock Option Plan, the 2007 Stock Option Plan, as amended, and the 2011 Stock Incentive Plan.

(2)
From time to time and at the discretion of the Board, we may issue warrants and stock options to our key individuals or officers as performance based compensation. We have also issued warrants to Sodexo Operations, LLC (“Sodexo”) in connection with a joint marketing agreement and to Cambria Capital, LLC in consideration for financing arrangements.

DIRECTOR COMPENSATION FOR 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward B. Case	7,500	—	6,919	—	—	—	14,419
Michael Joyce	4,000	—	5,824	—	—	—	9,824
William Leonard	6,900	—	9,557	—	—	—	16,457
John D. Pace (1)	83,500	—	3,933	—	—	—	87,433
Max Poll	6,900	—	6,186	—	—	—	13,086
Michael Vanderhoof	5,500	—	3,933	—	—	—	9,433

(1)
John D. Pace earned $78,000 in fees for additional services rendered under a consulting agreement and $5,500 in director fees. See further disclosure under Certain Relationships and Related Party Transactions.

(2)
A discussion of the methods used in the calculation of these values may be found in Note 7 to the consolidated financial statements which is in Part 2, Item 7 of our 2013 Annual Report on Form 10-K. These values reflect the dollar amount recognized for financial statement reporting purposes with respect to the 2013 fiscal year computed in accordance with ASC Topic 718, excluding the forfeiture assumption.

Narrative to Director Compensation Table

The Company compensates its non-employee directors for their service on the Board with an initial grant of a stock option to purchase 25,000 shares of Common Stock. Through July 2013, each outside director also received a stock option to purchase 2,500 shares of Common Stock for each Board meeting and committee meeting attended. Each outside director acting as chairperson of the Audit Committee and the Compensation Committee receives an additional stock option to purchase 1,000 shares of Common Stock, per Audit Committee and Compensation Committee meeting attended. The stock options had an exercise price equal to the market price on the date of grant.

Effective with the August 1, 2013 Board meeting, outside directors are paid in cash for attending meetings. The compensation is as follows:

Meeting/Recipient Description	Compensation per Member per Meeting
Regularly scheduled board meetings	$1,500
Audit Committee Chairman	$1,500
Audit Committee Members	$1,200
Compensation Committee Members	$1,000
Other Board Approved Committees	$750

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board reviews and establishes compensation strategies and programs to ensure that the Company attracts, retains, properly compensates, and motivates qualified executives and other key associates. The Committee consists of Mr. Leonard, its chairperson, Mr. Pace and Mr. Vanderhoof. No member of the Compensation Committee is an employee or officer.

The philosophy of the Compensation Committee is (i) to provide competitive levels of compensation that integrate pay with the individual executive’s performance and the Company’s annual and long-term performance goals; (ii) to motivate key executives to achieve strategic business goals and reward them for their achievement; (iii) to provide compensation opportunities and benefits that are comparable to those offered by other companies in the healthcare services industry, thereby allowing the Company to compete for and retain talented executives who are critical to the Company’ long-term success; and (iv) to align the interests of key executives with the long-term interests of stockholders and the enhancement of stockholder value through the granting of stock options. The compensation of our executive officers is currently comprised of annual base salary, a bonus plan pursuant to certain performance criteria being achieved, and long-term performance incentives in the form of stock option grants under the stock option plans.

Chief Executive Officer Compensation The Compensation Committee set Mr. Flynn’s base salary at $269,087 for the 2013 fiscal year. Mr. Flynn was granted stock options to purchase 83,333 shares of Common Stock on May 16, 2013 with a strike price equal to the closing price on such date. Mr. Flynn may also earn up to $150,000 in annual bonus, the achievement of which is based on Company performance metrics.

The Compensation Committee set Mr. Flynn’s base salary at $275,000 for the 2014 fiscal year. Mr. Flynn was also granted warrants to purchase 450,000 shares of Common Stock on January 16, 2013 with a strike price set at $1.01, the market price of our Common Stock on such date, which vest if certain annual performance targets of the Company are met.  The performance target was achieved for 2013 and as such the warrant vested with respect to 150,000 shares of Common Stock.  Effective January 1, 2014, the vesting schedule for such warrants was revised.  The revision spreads the vesting date of the remaining 300,000 unvested warrants from 150,000 on January 1, 2015, and 150,000 on January 1, 2016, to 100,000 on January 1, 2015, 100,000 on January 1, 2016 and 100,000 on January 1, 2017. These warrants will vest contingent on achievement of certain financial performance metrics of the Company in calendar years 2014, 2015 and 2016.

The vesting of the shares exercisable pursuant to the Warrant will accelerate in the event there is a change in control of the Company.

By the Compensation Committee,

William Leonard, Chairman
John D. Pace
Michael Vanderhoof
April 4, 2014

BENEFICIAL OWNERSHIP OF SECURITIES

The following table and the notes thereto set forth certain information regarding the beneficial ownership of our Common Stock as of March 31, 2014, by (i) each current director and director nominee; (ii) each executive officer named in the summary compensation table included herein who was serving as an executive officer at the end of the 2013 fiscal year; (iii) all of our current directors, director nominees and executive officers as a group; and (iv) each person who is known by us to be a beneficial owner of five percent or more of our Common Stock.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number (2)	Percent
Paul T. Anthony (3)	975,483	4.5
Edward B. Case (4)	248,333	1.2
Joseph J. Flynn (5)	1,194,478	5.5
Michael Joyce (6)	321,833	1.5
William Leonard (7)	1,582,979	7.5
Scott G. Mumby (8)	714,176	3.3
John Pace (9)	333,638	1.6
Max Poll (10)	248,667	1.2
Michael Vanderhoof (11)	1,676,081	7.9
Simon Vermooten (12)	471,667	2.2

All directors and executive officers, as a group	7,767,335	30.4

(1)	The address for all officers and directors is c/o Auxilio, Inc., 26300 La Alameda, Suite 100, Mission Viejo, CA 92691.

(2)
Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law).  The percentages are based upon 20,743,966 shares outstanding as of March 31, 2014, except for certain parties who hold stock options and warrants that are presently exercisable or exercisable within 60 days, and who hold convertible promissory notes which may be converted into Common Stock within 60 days, whose percentages are based upon the sum of shares outstanding as of March 31, 2014 plus the number of shares subject to stock options, warrants and convertible notes that are presently exercisable or exercisable within 60 days held by them, or which may be converted into Common Stock, as indicated in the following notes.

(3)	Includes 100,000 shares issuable upon exercise of stock warrant agreements.

(4)	Includes 6,833 shares issuable upon exercise of stock options exercisable within 60 days.

(5)	Includes 450,000 shares issuable upon exercise of stock warrant agreements. Includes 27,778 shares issuable upon exercise of stock options exercisable within 60 days.

(6)	Includes 4,500 shares issuable upon exercise of stock options exercisable within 60 days. Also includes 75,000 shares issuable upon conversion of a convertible note.

(7)
Includes 8,333 shares issuable upon exercise of stock options exercisable within 60 days. Also includes 40,000 shares issuable upon exercise of stock warrant agreements. Also includes 200,000 shares issuable upon conversion of a convertible note.

(8)	Includes 50,000 shares issuable upon conversion of a convertible note. Also includes 385,000 shares issuable upon exercise of stock warrant agreements.

(9)	Includes 4,167 shares issuable upon exercise of stock options exercisable within 60 days. Also includes 75,000 shares issuable upon conversion of a convertible note.

(10)	Includes 5,833 shares issuable upon exercise of stock options exercisable within 60 days.

(11)
Michael Vanderhoof is a principal in Cambria Investment Fund, L.P. Cambria Investment Fund, L.P. currently owns 365,000 shares of Common Stock. Mr. Vanderhoof expressly disclaims beneficial ownership of these stocks and warrants, except to the extent he has a pecuniary interest therein resulting from his position as a principal of Cambria Investment Fund, L.P. Mr. Vanderhoof is also a principal in Avintaquin Capital, LLC, which currently owns 316,667 shares of Common Stock. Mr. Vanderhoof expressly disclaims beneficial ownership of these stocks and warrants, except to the extent he has a pecuniary interest therein resulting from his position as a principal of Avintaquin Capital, LLC. Includes 4,167 shares issuable upon exercise of stock options exercisable within 60 days. Also includes 150,000 shares issuable upon conversion of a convertible note.

(12)	Includes 75,000 shares issuable upon exercise of stock warrant agreements. Also includes 175,000 shares issuable upon exercise of stock warrant agreements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and ten-percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, during the 2013 fiscal year, all of the Company’s officers, directors and ten-percent stockholders complied with all applicable Section 16(a) filing requirements, except that Edward B. Case did not file one Form 4 in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In August 2009, we entered into a consulting agreement with Mr. Pace (the “Pace Consulting Agreement”). The Pace Consulting Agreement provided that the Company would pay Mr. Pace $6,000 per month as compensation for his services; such compensation amount was increased to $6,500 per month effective January 2011. Total cash compensation to Mr. Pace for the years ended December 31, 2012 and 2011 was $78,000 and $78,000, respectively. In November 2012, we entered into a new consulting agreement with Mr. Pace that provides the Company will pay Mr. Pace $4,000 per month as compensation for his services for the period from January 1, 2013 through December 31, 2013.

The Company believes that the foregoing transactions were in the best interests of the Company and its stockholders. As a matter of policy, these transactions were and all future transactions between the Company and its officers, directors, principal stockholders or their affiliates will be approved by a majority of the disinterested members of the Board, on terms no less favorable than could be obtained from unaffiliated third parties and in connection with bona fide business purposes of the Company.

PROPOSAL 2

AMENDMENT TO AUXILIO’S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Our Board of Directors has approved, and is hereby soliciting stockholder approval of, an amendment to our Articles of Incorporation to effect a reverse stock split at a ratio of not less than one-for-one-and-one-half (1:1.5) and not more than one-for-three (1:3) (the “Reverse Stock Split”). A form of the proposed Certificate of Amendment is attached as Appendix A hereto (the “Certificate of Amendment”).

A vote FOR this Proposal will constitute approval of the Reverse Stock Split and (i) will provide for the combination of any whole number of shares of Common Stock between and including 1.5 and three shares into one share of Common Stock and (ii) will grant our Board of Directors the authority to select which of the approved exchange ratios within that range will be implemented. If stockholders approve this proposal, our Board of Directors will have the authority, but not the obligation, in its sole discretion and without further action on the part of the stockholders, to select a Reverse Stock Split ratio and effect the approved reverse stock split by filing the Certificate of Amendment with the Nevada Secretary of State at any time after the approval of the Reverse Stock Split. If the Certificate of Amendment has not been filed with the Nevada Secretary of State by the close of business on May 1, 2015, the Board of Directors will have no authority to effect the Reverse Stock Split. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately after the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. A broker is not entitled to vote the shares of Company common stock unless the beneficial owner has given instructions.

Our Board of Directors believes that stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split. If the stockholders approve this Proposal, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split is in Auxilio’s and its stockholders’ best interests at that time. In connection with any determination to effect the Reverse Stock Split, the Board will set the time for such a split and select a specific ratio within the range. These determinations will be made by the Board of Directors with the intention to create the greatest marketability for our Common Stock based upon prevailing market conditions at that time.

Our Board of Directors reserves the right to abandon the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of Auxilio and its stockholders.

Background and Reasons for the Reverse Stock Split

Our Common Stock trades on the OTC Markets. The Board is submitting the proposed Reverse Stock Split to our stockholders for approval in order to reduce the number of issued and outstanding shares and to increase the per share trading value of our Common Stock. The Board believes that the proposed Reverse Stock Split is desirable and should be approved by our stockholders for a number of reasons, including, without limitation, the following:

•
A higher stock price may allow us to meet the minimum bid price requirements of the national securities exchanges. The Board is currently considering whether to seek to have our Common Stock listed on a national securities exchange. We believe that listing our Common Stock on a national securities exchange would improve the marketability and liquidity of our Common Stock for our stockholders;

•
If we are successful in maintaining a higher stock price, it may improve the perception of our Common Stock as an investment security and may generate greater interest among a broader range of institutional and other professional investors and institutions in us, as the current market price of our Common Stock may affect its acceptability to certain members of the investing public;

•	The proposed Reverse Stock Split could decrease price volatility, as small price movements currently may cause relatively large percentage changes in our stock price;

•
The proposed Reverse Stock Split may help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with lower stock prices. Because of the trading volatility often associated with lower-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Institutional investors typically are restricted from investing in companies whose stock trades at less than $4.00 per share. Stockbrokers are also subject to restrictions on their ability to recommend stocks trading at less than $5.00 per share because of the general presumption that such securities may be highly speculative. Some of these internal policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher; and

•
The availability of additional shares of Common Stock would provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including equity offerings and other issuances, mergers, business combinations or other strategic transactions, asset acquisitions, stock dividends, stock splits and other corporate purposes.

Our Board of Directors intends to effect the proposed Reverse Stock Split only if the implementation of a reverse stock split is determined by the Board of Directors to be in the best interests of Auxilio and its stockholders. Our Board of Directors may exercise its discretion not to implement the Reverse Stock Split.

As of the date of this proxy statement, we do not have any current plans, arrangements or understandings relating to the issuance of any additional shares of authorized Common Stock that will become available following the Reverse Stock Split.

Impact of the Reverse Stock Split, if Implemented

If approved and effected, the Reverse Stock Split will be realized simultaneously and in the same ratio for all shares of our Common Stock. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in Auxilio, except for any minor changes as a result of the treatment of fractional shares. No fractional shares or scrip will be issued; rather, stockholders who would otherwise be entitled to a fractional share as a result of the Reverse Stock Split will receive one whole share of Auxilio, Inc. Common Stock in lieu of the fraction.

The principal effects of the Reverse Stock Split will be that:

•
depending on the ratio for the Reverse Stock Split selected by our Board of Directors, each 1.5 or three shares of Common Stock owned by a stockholder, or any whole number of shares of Common Stock between 1.5 and three as determined by the Board of Directors, will be combined into one new share of Common Stock;

•
the number of shares of Common Stock issued and outstanding will be reduced from approximately 20,743,966  shares to a range of approximately 13,829,311 shares to 6,914,655 shares, depending upon the Reverse Stock Split ratio selected by the Board of Directors;

•
based upon the Reverse Stock Split ratio selected by our Board of Directors, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or conversion of all outstanding options, restricted stock awards, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such options and restricted stock awards upon exercise immediately preceding the Reverse Stock Split; and

•
the number of shares reserved for issuance or pursuant to the securities or plans described in the immediately preceding bullet will be reduced proportionately based upon the Reverse Stock Split ratio selected by our Board of Directors.

The table below illustrates the effect, as of March 25, 2014, of a Reverse Stock Split at certain ratios on (i) the shares of Common Stock outstanding and reserved for issuance and (ii) the resulting number of shares of Common Stock available for issuance:

	Shares of Common Stock Outstanding plus Shares of Common Stock Reserved for Issue(1)	Total Authorized Shares of Common Stock	Shares of Common Stock Available for Issuance (% of total authorized)
Prior to Reverse Stock Split	31,129,591	33,333,333	6.61%
1-for-1.5 stock split is approved	20,753,061	33,333,333	37.74%
1-for-2 stock split is approved	15,564,796	33,333,333	53.31%
1-for-3 stock split is approved	10,376,530	33,333,333	68.87%

(1)
Based upon: (i) 20,743,966 shares of Common Stock issued and outstanding; (ii) 5,444,811 shares of Common Stock reserved for issuance upon exercise of outstanding stock options; (iii) 2,983,565 shares of Common Stock reserved for issuance upon exercise of outstanding warrants; (iv) 1,600,000 shares of Common Stock reserved for issuance upon conversion of convertible promissory notes; and (v) 357,249 shares of Common Stock reserved for issuance pursuant to outstanding stock option and stock award plans.

Certain Risks Associated with the Reverse Stock Split

If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our Common Stock will also be based on performance and other factors, which are unrelated to the number of shares outstanding.

There can be no assurance that the Reverse Stock Split will result in any particular price for our Common Stock. As a result, the trading liquidity of our Common Stock may not necessarily improve.

There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

Because the number of issued and outstanding shares of Common Stock would decrease as result of the Reverse Stock Split, the number of authorized but unissued shares of Common Stock would increase on a relative basis. If we issue additional shares of Common Stock, the ownership interest of our current stockholders would be diluted, possibly substantially.

The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Common Stock could dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of Auxilio with another company. The Reverse Stock Split, however, is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. The Board of Directors does not presently have any plans to issue any of the authorized shares of Common Stock that would become available following the Reverse Stock Split, nor does it contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Some investors may interpret the Reverse Stock Split as a signal that Auxilio lacks confidence in its ability to increase its stock price naturally.

There can be no assurances that our Common Stock will obtain qualification for listing on a national exchange on grounds other than the minimum share price requirement.

Our Board of Directors intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares is likely to improve the trading price of our Common Stock and if the implementation of the Reverse Stock Split is determined by the Board of Directors to be in the best interests of Auxilio and its stockholders.

Effective Time

The proposed Reverse Stock Split would become effective as of 11:59 p.m., Pacific Time (the “Effective Time”), on the date of filing the Certificate of Amendment with the office of the Nevada Secretary of State. Except as explained below with respect to fractional shares, on the Effective Time, shares of our Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into one share of our Common Stock in accordance with the Reverse Stock Split ratio determined by our Board of Directors.

After the Effective Time, our Common Stock will have a new CUSIP number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.

Board Discretion to Implement the Reverse Stock Split

If the Reverse Stock Split is approved by our stockholders, it will be effected, if at all, only upon a determination by our Board of Directors that the Reverse Stock Split (at a ratio determined by the Board of Directors as described above) is in the best interests of Auxilio and the stockholders. The Board of Director’s determination as to whether the Reverse Stock Split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our Common Stock, prevailing market conditions and the likely effect on the market price of our Common Stock. If our Board of Directors determines to effect the Reverse Stock Split, the Board of Directors will consider various factors in selecting the ratio including the overall market conditions at the time and the recent trading history of the Common Stock.

Fractional Shares

Stockholders will not receive fractional post-reverse stock split shares in connection with the Reverse Stock Split. Instead, all fractional shares will be rounded up to the next whole share, and a certificate for that rounded up, post-split number will be issued.

Effect on Beneficial Holders of Common Stock

Upon the Reverse Stock Split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of our Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Holders of Record of Common Stock

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Common Stock held following the Reverse Stock Split.

Effect on Certificated Shares

Stockholders holding shares of our Common Stock in certificate form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of our Common Stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (“New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates with a properly completed and executed letter of transmittal to the transfer agent. If submitted to the transfer agent within sixty (60) days of receiving the transfer agent’s instruction letter, a stockholder will not be required to pay a transfer or other fee to exchange Old Certificates.  However, following such sixty (60) day period, the cost of transfer and issuance of a New Certificate will be borne by the stockholder.

Stockholders will then receive New Certificates representing the number of whole shares of Common Stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for new certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate(s) will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Accounting Matters

The Reverse Stock Split will not affect the par value of a share of our Common Stock. As a result, as of the Effective Time of the Reverse Stock Split, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain United States Federal Income Tax Considerations

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS PROXY STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY SUCH STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON SUCH STOCKHOLDERS UNDER U.S. FEDERAL, STATE OR LOCAL TAX LAWS; (B) SUCH DISCUSSION IS INCLUDED HEREIN IN CONNECTION WITH THE SOLICITATION BY THE COMPANY OF THE APPROVAL OF THE COMPANY’S STOCKHOLDERS OF THE REVERSE STOCK SPLIT; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following description of the material federal income tax consequences of a reverse split is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Reverse Stock Split.

The following is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This discussion is based upon the Code, Treasury regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect that may alter the tax consequences described below and could adversely affect stockholders). This discussion is limited to U.S. holders (as defined below) that hold their shares of our Common Stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not address all of the tax consequences that may be relevant to a particular stockholder or to stockholders that are subject to special treatment under U.S. federal income tax laws, such as:

●   stockholders that are not U.S. holders;
●   mutual funds;
●   financial institutions;
●   insurance companies;
●   tax-exempt organizations;
●   brokers or dealers in securities or currencies;
●   persons whose functional currency is not the U.S. dollar;
●   traders in securities that elect to use a mark to market method of accounting;
●   persons who own more than 5% of our outstanding stock;
●   persons that hold our Common Stock as part of a straddle, hedge, constructive sale or conversion transaction;
●   U.S. holders who acquired their shares of our Common Stock through the exercise of an employee stock option or otherwise as compensation;
●   expatriates; and
●   stockholders who are subject to alternative minimum tax.

If a partnership or other entity taxed as a partnership holds our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisers about the tax consequences of the Reverse Stock Split to them.

This discussion does not address the tax consequences of the Reverse Stock Split under state, local or foreign tax laws. No assurance can be given that the IRS would not assert or that a court would not sustain a position contrary to any of the tax consequences set forth below.

Holders of our Common Stock are urged to consult with their own tax advisors as to the tax consequences of the Reverse Stock Split in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

For purposes of this section, the term “U.S. holder” means a beneficial owner of our Common Stock that for U.S. federal income tax purposes is

●   a citizen or resident of the United States;
●   a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any State or the District of Columbia;
●   an estate that is subject to U.S. federal income tax on its income regardless of its source; or
●   a trust, the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or a trust that validly has elected under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

A U.S. holder will not recognize any gain or loss as a result of the Reverse Stock Split.

Tax Basis and Holding Period

A U.S. holder’s aggregate tax basis in the Common Stock received in the Reverse Stock Split should equal such stockholder’s aggregate tax basis in our Common Stock surrendered in the Reverse Stock Split. The holding period for the shares of our Common Stock received in the Reverse Stock Split generally should include the holding period for the shares of our Common Stock exchanged therefor.

THE FOREGOING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE REVERSE STOCK SPLIT. TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR SITUATION. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, WE URGE ALL OF OUR STOCKHOLDERS TO CONSULT WITH THEIR TAX ADVISOR REGARDING THE APPLICABILITY TO YOU OF THE RULES DISCUSSED ABOVE AND THE PARTICULAR TAX EFFECTS TO YOU OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICATION OF STATE, LOCAL AND NON-U.S. TAX LAWS.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO AUXILIO’S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board, acting upon the recommendation of the Audit Committee, has appointed Haskell & White LLP, independent registered public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2014. Haskell & White LLP has audited the accounts and records of the Company since 2005 to the present. In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF HASKELL & WHITE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2014.

FEES PAID TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Audit Fees

The aggregate fees for professional services rendered by Haskell & White LLP for the annual audit of the Company’s financial statements and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q billed during the fiscal years ended December 31, 2012 and 2013, were $125,851 and $102,825, respectively.

Audit-related Fees

The aggregate fees for audit-related services rendered by Haskell & White LLP for consents and other assurance services billed during the fiscal years ended December 31, 2012 and 2013, were $450 and $6,375, respectively. These audit related services were primarily comprised of the review of financial information contained in post-effective amendments and prospective supplements to our previously outstanding registration statements and our Proxy Statement.

Tax Fees

The aggregate fees for tax services rendered by Haskell & White LLP billed during the fiscal years ended December 31, 2012 and 2013, were $0 and $0, respectively. Income tax return preparation services were provided by another firm in both years.

All Other Fees

There were no other fees for other services rendered by Haskell & White LLP during the fiscal years ended December 31, 2012 and 2013.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm in accordance with applicable SEC rules. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date. All of the professional services rendered by Haskell & White LLP for fiscal years 2012 and 2013 were pre-approved by the Audit Committee of our Board in accordance with applicable SEC rules.

We do not expect representatives of Haskell & White LLP to be present at the Annual Meeting.

AUDIT COMMITTEE REPORT

The Audit Committee’s role is to act on behalf of the Board in the oversight of all aspects of our financial reporting, internal control and audit functions. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report for fiscal year 2013 with management.

The Audit Committee also reviewed with Haskell & White LLP, our independent registered public accounting firm, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 “Communications with Audit Committees.” The independent registered public accounting firm also provided the Audit Committee with the written disclosures required by Rule 3526 of the PCAOB, “Communications with Audit Committees Concerning Independence (Rule 3526)”. The Audit Committee has also considered whether the provision of non-audit services by Haskell & White LLP is compatible with their independence.

The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for their audit. The Audit Committee met with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

No portion of the information in this report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

By the Audit Committee,

Edward B. Case, Chairperson
Max Poll
Michael Joyce
April 4, 2014

ANNUAL REPORT

The Company’s Annual Report on Form 10-K, including financial statements, for the fiscal year ended December 31, 2013, accompanies this Proxy Statement or is available via the Internet at www.colonialstock.com/auxilio2014 or www.sec.gov.

IN ADDITION, THE COMPANY WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS, A COPY (WITHOUT EXHIBITS) OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013. REQUESTS SHOULD BE MAILED TO THE SECRETARY, AUXILIO, INC., 26300 LA ALAMEDA, SUITE 100, MISSION VIEJO, CALIFORNIA.

 INTERNET AVAILABILITY OF PROXY MATERIALS

A COMPLETE SET OF PROXY MATERIALS RELATING TO OUR ANNUAL MEETING IS AVAILABLE ON THE INTERNET. THESE MATERIALS, CONSISTING OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT TO STOCKHOLDERS, MAY BE VIEWED AT WWW.COLONIALSTOCK.COM/AUXILIO2014 OR WWW.SEC.GOV. INFORMATION INCLUDED ON THE COLONIAL STOCK WEBSITE OR THE COMPANY’S WEBSITE, OTHER THAN THE MATERIALS RELATED TO THE ANNUAL MEETING, IS NOT PART OF THE PROXY SOLICITING MATERIALS.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors,

AUXILIO, INC.

/s/ John D. Pace

John D. Pace
Chairman of the Board

Mission Viejo, California
April 4, 2014

Auxilio, Inc.
26300 La Alameda, Suite 100
Mission Viejo, California 92691

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates, constitutes and appoints each of Joseph J. Flynn and Paul T. Anthony the attorney, agent and proxy of the undersigned (the “Proxies”), with full power of substitution, to vote all stock of Auxilio, Inc. which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders of the Company to be held May 15, 2014, at 3:00 p.m. Pacific Standard Time at 26300 La Alameda, Suite 100, Mission Viejo, California, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1

1.           ELECTION OF DIRECTORS:

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY To vote for all nominees listed below

Election of the following nominees as directors:  Edward B. Case, Joseph J. Flynn, Michael Joyce, William Leonard, John D. Pace, Max Poll and Michael Vanderhoof.

(Instructions:  To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2

2.           AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT:

☐ FOR	☐ AGAINST	☐ ABSTAIN

Approval of an amendment to Auxilio’s Articles of Incorporation to effect the proposed Reverse Stock Split. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3

3.           RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS:

☐ FOR	☐ AGAINST	☐ ABSTAIN

Ratification of the appointment of Haskell & White LLP as the Company’s independent auditors.

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3.

IMPORTANT – PLEASE SIGN, DATE AND RETURN PROMPTLY

DATED:
______________________________________, 2014

_____________________________________________
(Signature)

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person

PLEASE SIGN THIS CARD AND RETURN PROMPTLY. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

APPENDIX A

CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION OF
AUXILIO, INC.

Pursuant to section 78.390 of the Nevada Revised Statutes, Auxilio, Inc., a Nevada corporation, hereinafter referred to as the “Corporation,” hereby adopts the following Amendment to its Articles of Incorporation.

1.           The Corporation’s Articles of Incorporation are hereby amended by deleting “Article Fourth” in its entirety and replacing it with the following:

The Corporation shall have authority to issue an aggregate of 33,333,333 shares of capital stock, par value $0.001 per share, all of which shall be of the same class, common stock, and shall have the same rights and preferences.

Upon the effectiveness of this Certificate of Amendment to the Articles of Incorporation (the “Effective Time”), the shares of common stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) are reclassified into a smaller number of shares such that each ___ shares of issued common stock immediately prior to the Effective Time are reclassified as and combined into one share of common stock (the “New Common Stock”) (such combination and conversion, the “Reverse Stock Split”).

Notwithstanding the immediately preceding paragraph, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock and the Corporation shall not recognize on its books any purported transfer of any fractional share of New Common Stock. In lieu thereof, all fractional shares shall be rounded up to the next whole number of shares. Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without any action on the part of the respective holders thereof, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (including any additional whole shares that result from rounding up any fractional shares).

2.           Except as specifically provided herein, the Corporation’s Articles of Incorporation shall remain unmodified and shall continue in full force and effect.

3.           By execution hereof, the Corporation’s Secretary certifies that the foregoing Certificate of Amendment to Articles of Incorporation of Auxilio, Inc. was duly authorized and adopted by the Corporation’s board of directors and was approved by the affirmative vote of stockholders holding ___________ shares of the Corporation’s common stock, which constituted a majority of the shares of the Corporation’s common stock that were issued and outstanding on ____________, 2014, the record date.

Dated as of ____________, 2014.

Auxilio, Inc.

By____________________________
                Paul Anthony, Secretary
     and Chief Financial Officer